UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2007
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 10, 2007, Canyon Copper Corp. (the “Company”) appointed Cole McFarland to the Company’s Board of Directors. Mr. McFarland is a senior Mining Executive who has worked in the mining industry for over 40 years. He obtained a degree in Mining Engineering at Washington State University and later undertook graduate studies in Geology at McGill University following two years in the U.S. Air Force at Elmendorf AFB in Anchorage, Alaska.

Mr. McFarland has served as an officer and/or director of numerous public and private companies and presently serves as a director on the following:

  Kinross Gold Corporation (TSE and NYSE)
  NovaGold Resources, Inc. (TSX and ASE)

Also on December 10, 2007, the Company issued non-qualified stock options to Mr. McFarland to purchase 300,000 shares of common stock pursuant to the 2007 Stock Incentive Plan. The options are exercisable at a price of $0.25 per share for a period of five years expiring December 9, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: December 11, 2007

By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer and Treasurer